UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 24, 2005

Electroglas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21626	77-0336101
(Commission File Number)	(I.R.S. Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, CA 95138

(Address of Principal Executive Offices) (Zip Code)

(408) 528-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On January 18, 2005, the Compensation Committee of the Board of Directors of the Registrant approved a compensation agreement with Keith L. Barnes, the Chief Executive Officer and Chairman of the Board of Directors of the Registrant. Pursuant to the agreement, and based on the methodology used to calculate Mr. Barnes’ 2004 target incentive bonus, Mr. Barnes is eligible to receive a target incentive bonus of up to $180,000 for his employment during 2005, based on his achievement of performance targets, determined by the board of directors, related to EBITDA, the successful completion of the sale of the Registrant’s San Jose campus, completion of the Registrant’s succession plan and operational targets.

In addition, the Compensation Committee agreed to accelerate the vesting of 200,000 shares of common stock of the Registrant granted to Mr. Barnes pursuant to his Supplemental Option Grant on October 28, 2003 based on his achievement of operational targets achieved through the first quarter of 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electroglas, Inc.

Date: January 24, 2005	By:	/s/ Thomas E. Brunton Chief Financial Officer